                                                                 EXHIBIT 99.B10



                      [GODFREY & KAHN, S.C. LETTERHEAD]



                              February 21, 1996


Strong Asia Pacific Fund, Inc.
100 Heritage Reserve
Menomonee Falls, WI 53051

Gentlemen:

        We have acted as counsel for you in connection with the sale by you of 460,754.03 shares of Strong Asia Pacific Fund, Inc. (the "Fund") Common Stock, in the manner set forth in Post-Effective Amendment No. 4 ("Amendment No. 4") to the Fund's Registration Statement on Form N-1A. In connection with this, we have reviewed: (i) Amendment No. 4 to the Fund's Registration Statement on Form N-1A dated February 28, 1996; (ii) the Rule 24f-2 Notice dated November 16, 1995 for the fiscal year ended October 31, 1995; (iii) corporate proceedings relative to the authorization for issuance of shares of Common Stock and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

        Based upon the foregoing, we are of the opinion that the shares of Common Stock when sold as contemplated in Amendment No. 4 to the Fund's Registration Statement will be legally issued, fully paid and nonassessable except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, or any successor provision, which provides that shareholders of a corporation organized under Chapter 180 of the Wisconsin Statutes may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months service in the case of any individual employee. Certain Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon the issuance thereof.

        We hereby consent to the use of this opinion as an exhibit to Amendment No. 4 to the Fund's Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities

Strong Asia Pacific Fund, Inc.
February 21, 1996
Page Two

Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                                Very truly yours,


                                            /s/ Godfrey & Kahn, S.C.
                                                GODFREY & KAHN, S.C.